Exhibit 8.1

Grupo Casa Saba, S.A.B. de C.V.

List of Subsidiaries

Company Name	Jurisdiction	Percentage Stake

Indirect Subsidiaries

Administradora Daltem, S.A. de C.V.	Mexico	99.99%
Alta del Centro, S.A. de C.V.	Mexico	99.99%
Alycom Saba, S.A. de C.V.	Mexico	99.99%
Capa, S.A. de C.V.	Mexico	99.99%
Centennial, S.A. de C.V.	Mexico	99.99%
Comercializadora Casa Saba, S.A. de C.V.	Mexico	99.99%
Controladora Casa Saba, S.A. de C.V.	Mexico	99.99%
Daltem Provee Nacional, S.A. de C.V.	Mexico	99.99%
Distribuidora Casa Saba, S.A. de C.V.	Mexico	99.99%
Distribuidora Centennial, S.A. de C.V.	Mexico	99.99%
Distribuidora Citem, S.A. de C.V.	Mexico	99.99%
Distribuidora Eclipse, S.A. de C.V.	Mexico	99.99%
Distribuidora y Griega, S.A. de C.V.	Mexico	99.99%
Estralla del Este, S.A. de C.V.	Mexico	99.99%
Estrella del Pacifico, S.A. de C.V.	Mexico	99.99%
Farmacias ABC de Mexico, S.A. de C.V.	Mexico	99.99%
Grupo Mexatar, S.A. de C.V.	Mexico	99.99%
Imobiliaria Osa Mayor, S.A. de C.V.	Mexico	99.99%
Inmobiliaria Iliria, S.A. de C.V.	Mexico	99.99%
Inmobiliaria Perceval, S.A. de C.V.	Mexico	99.99%
Inmuebles la Laguna, S.A. de C.V.	Mexico	99.99%
Medicamentos Doctorgen, S.A. de C.V.	Mexico	99.99%
Organizacion Sip, S.A. de C.V.	Mexico	99.99%
Publicaciones Citem, S.A. de C.V.	Mexico	99.99%
Repartos a Domicilio, S.A. de C.V.	Mexico	98.00%
Seadefarm, S.A. de C.V.	Mexico	99.99%
Servicios Corporativos Citem, S.A. de C.V.	Mexico	99.99%
Servicios Corporativos Doctorgen, S.A. de C.V.	Mexico	99.99%
Solo, S.A. de C.V.	Mexico	99.99%
Transportes Marproa, S.A. de C.V.	Mexico	99.99%
Ultima del Golfo, S.A. de C.V.	Mexico	99.99%

Direct Subsidiaries

Casa Saba, S.A. de C.V.	Mexico	99.99%
Casa Saba Brasil Holding, Ltda.	Brazil	100.00%
CSB Drogarias, S.A.	Brazil	100.00%
Daltem Provee Norte, S.A. de C.V.	Mexico	99.99%
Distribuidora Drogueros, S.A. de C.V.	Mexico	99.99%
Drogueros, S.A. de C.V.	Mexico	99.99%
Farmacias Ahumada, S.A.	Chile	97.80%
Farmacias Provee de Especialidades, S.A. de C.V.	Mexico	99.99%
Inmuebles Visosil, S.A. de C.V.	Mexico	99.99%
Servicios Corporativos Drogueros, S.A. de C.V.	Mexico	99.99%
Servicios Corporativos Saba, S.A. de C.V.	Mexico	99.99%
Tampico Sports Clinic Ambulatorias, S.A. de C.V.	Mexico	50.01%